Exhibit 99.1

News Release

Commercial Metals Company Announces Early Results of Cash Tender Offer for up to $130 million Aggregate Principal Amount of its 4.875% Senior Notes Due 2023

IRVING, Texas, November 10, 2022 – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that as of 5:00 p.m., New York City time, on November 9, 2022 (the “Early Tender Time”), holders of $115,874,000 aggregate principal amount, or approximately 35.11% of the outstanding principal amount, of the outstanding 4.875% Senior Notes due 2023 (CUSIP No. 201723AK9) (the “2023 Notes”) had tendered their 2023 Notes pursuant to CMC’s previously announced tender offer for up to $130 million aggregate principal amount of the 2023 Notes (the “Tender Offer”).

The complete terms and conditions of the Tender Offer are detailed in CMC’s Offer to Purchase dated October 27, 2022 (the “Offer to Purchase”). CMC currently expects that on November 10, 2022, it will accept for payment $115,874,000 aggregate principal amount of the 2023 Notes validly tendered on or prior to the Early Tender Time.

Upon early settlement, each holder who validly tendered 2023 Notes on or prior to the Early Tender Time will receive the “Total Consideration” of $998.50 per $1,000 principal amount of 2023 Notes accepted for payment, which includes the “Tender Offer Consideration” of $968.50 per $1,000 principal amount of 2023 Notes tendered and accepted for payment and the “Early Tender Payment” of $30.00 per $1,000 principal amount of 2023 Notes tendered and accepted for payment. In addition, accrued and unpaid interest from and including the last regular interest payment date of the 2023 Notes to, but not including, the date of early settlement, will be paid in cash on all validly tendered and accepted 2023 Notes.

The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on November 25, 2022, unless extended or earlier terminated. Because the withdrawal deadline of 5:00 p.m., New York City time, on November 9, 2022 has passed, tendered 2023 Notes may no longer be withdrawn at any time, except to the extent that CMC is required by law to provide additional withdrawal rights.

All the conditions set forth in the Offer to Purchase remain unchanged. If any of the conditions are not satisfied, CMC may terminate the Tender Offer and return tendered 2023 Notes not previously accepted. CMC has the right to waive any of the conditions with respect to the 2023 Notes and to consummate the Tender Offer. In addition, CMC has the right, in its sole discretion, to terminate the Tender Offer at any time, subject to applicable law.

Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer. Requests for documents relating to the Tender Offer may be directed to Global Bondholder Services Corporation, the Depositary and Information Agent, at (855) 654-2014 (toll-free) or (212) 430-3774 (collect). Citigroup Global Markets Inc. is acting as the Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

None of CMC, its board of directors, its officers, the Dealer Manager, the Depositary, the Information Agent or the trustee of the 2023 Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2023 Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their 2023 Notes and, if so, the principal amount of 2023 Notes to tender. The Tender Offer is made only by the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2023 Notes in the Tender Offer or an offer to sell or a solicitation of an offer to buy any security. The Tender Offer is not being made to holders of 2023 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products and provide related materials and services through a network of facilities that includes seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, one rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland. Through its Tensar division, CMC is a leading global provider of innovative ground and soil stabilization solutions selling into more than 80 national markets through its two major product lines: Tensar® geogrids and Geopier® foundation systems.

Forward-Looking Statements

This news release contains “forward-looking statements” which involve risks and uncertainties with respect to CMC’s expectations concerning the tender offer for the 2023 Notes. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements.

Our forward-looking statements are based on management’s expectations and beliefs as of the time this news release was prepared. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2022, as well as the following: the satisfaction or waiver of closing conditions with respect to the tender offer for the 2023 Notes; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of the Russian invasion of Ukraine on the global economy, energy supplies and raw materials, which is uncertain, but may prove to negatively impact our business and operations; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG or environmental justice initiatives; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers’ abilities to access credit and non-compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill or other indefinite lived intangible asset impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

SOURCE: Commercial Metals Company